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On May 17, 2021, Seaport Global Acquisition Corp. (“SGAC”) announced its entry into the Business Combination Agreement, dated as of May 16, 2021, by and among SGAC, Redwood Intermediate, LLC (“Redbox”) and the other parties thereto. On August 3, 2021, Redbox’s Chief Executive Officer, Galen C. Smith, and SGAC Director, Jay Burnham, spoke on the Absolute Return Podcast. Below is a copy of the transcript of the Absolute Return Podcast interview, which is being filed herewith as a soliciting material.

Absolute Return Podcast Interview Transcript

Welcome investors to the Absolute Return Podcast. Your source for stock market analysis, global macro musings and hedge fund investment strategies. Your hosts Julian Klymochko and Michael Kesslering aim to bring you the knowledge and analysis you need to become a more intelligent and wealthier investor. This episode is brought to you by Accelerate financial technologies. Accelerate, because performance matters. Find out more at www.Accelerateshares.Com.

Julian Klymochko: So, we are joined by Galen of Redbox and Jay of Seaport on the show today, we're here to talk about the going public transaction of Redbox. But prior to getting into that, Galen, I have some questions about your background, your career history. You've been with Redbox and its predecessor Outerwall, which used to be a public company, went private in an Apollo buyout in 2016. You've been with this business for over a decade. Can you talk about what appealed to you about the company? I saw on your LinkedIn profile prior to that, you were an investment banker with Morgan Stanley and starting out my career in that business, you often see investment bankers go into industry. I was wondering what drew you to the opportunity at a Redbox/Outerwall

Galen Smith: Yeah, well, thanks again for having us, you know, in 2008, as you mentioned, I was at Morgan Stanley and I was staffed on taking Redbox public, which anytime you're working with a company, you're able to see the inside. You see the company up close, and when I was working with Redbox, what I saw was a company that was going to disrupt home entertainment and they can do this by providing the best value for these new release movies and if you think about it in terms of what was happening at the time, it was a complete disruption of taking the large 2,500 square foot video store and condensing it down to 12 square feet.

Julian Klymochko: Right.

Galen Smith: And then building it to drive incremental revenue for retailers by helping to drive incremental trips through that. So, you know, as a banker, like I said, you work with a lot of different companies and I got to know them pretty intimately, to know what makes up their corporate DNA. And for me, working with all the different companies that I did in consumer and retail investment banking, Redbox was incredible. I called them up and asked for them to let me come work for them. And that started my career there. And just as excited as I was about it then, you know, 12 years later, I'm excited to work for the company today.

Julian Klymochko: And a lot has changed in the movie rental business since 2009, you had the demise of Blockbuster, explosion in Netflix, other streaming competitors, Disney Plus, Hulu, Apple. How has Redbox addressed these changes? I don't want to touch on your big digital transformation yet and growth opportunities. I want to touch on that later because that's a key theme of this business. I just want to know how has it changed between when you joined and what it is right now?

Galen Smith: As you noted, it's changed tremendously. When I first arrived, we were expanding at a pace of installing one new kiosk every hour of every day.

Julian Klymochko: Oh wow.

Galen Smith: It was just explosive growth. And you know, we were expanding with new retail channels. One of the things that's actually expanded in the last couple years is, you know, in the U.S. the explosion of the dollar channel. So, if you think about a lot of retailers, a lot of retailers have been closing stores over time. The one place you really haven't seen that trend is on the dollar channel side. And just as they've grown, and as you think about where they're growing, they're growing into places like rural markets, that obviously is something that we can help support through having our DVD business

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Julian Klymochko: So, this is Dollar Tree, Dollar General, stores like those?

Galen Smith: Exactly, right. So, those are both two of our customers, Dollar Tree and Dollar General, and we want to continue as they expand their store footprint to expand alongside them. So really, since the last couple of years, it's been an optimization. We actually increased our number of kiosks from the time we went private until now. And so, we've grown that kiosk footprint, expanding and getting the cost structure to where it needs to. We pulled a lot of costs out over the last couple of years and really focused on how do we continue to drive this great legacy business. Another piece that we addressed was the change in what's happened theatrically and this was happening even before, you know, obviously the impact of COVID. There was a reduction in number of releases, and we wanted to make sure we had enough movies that were coming out.

And so, we started our own movie, original distribution business called Redbox Entertainment. We've released 21 movies to date and we've got another 26 that we've committed to. And these are movies that we know our customers are going to love. They have the right genre, they have the right actors, they have the right directors or producers. We've actually partnered with Basil Iwanyk, who does the John Wick series to create a slate of 12 action movies for us. And what's interesting about what we're doing here on this side of the business is obviously we're releasing it through all of our channels and the 40 million customers that we have today, but we're also releasing it very broadly. So, we're releasing it across Amazon and iTunes. And then, because we don't have our own subscription video on demand service, and as you mentioned, the proliferation of these OTT Services, we'd much rather partner with them than try to compete with them.

They have much deeper pockets. And so, we actually license our content that we've produced or acquired to them. So, for instance, you could see Shadow in the Cloud, which we acquired in Toronto last year, we released it on Hulu. So, it's available on Hulu today, or SAS: Red Notice, which we released earlier this year on transactional and at home is now on Netflix. So, we have this ability to be able to bring these great movies, not only to our customers, but to customers broadly. So that's been a big change in it. And as you noted, I mean, I think one of the things led us to our digital strategy. And we'll talk about in a second is, Redbox has stood, on the legacy side, for value, convenience, and simplicity. With the proliferation of the number of OTT Services, we have more subscriptions; I think the last count we had is about 300 different services that you or I could subscribe to.

Julian Klymochko: Wow.

Galen Smith: That's way too many, that's way too confusing. And so, what we want to do is actually bring that same simplicity value inconvenience that we've had on core legacy side, over to the digital business as well.

Julian Klymochko: And you mentioned when you're at Morgan Stanley working on basically going public transaction and ended up getting bought by Coinstar/Outerwall. And then you went through a buyout with private equity firm Apollo, $1.6 billion in 2016. What was that like going from basically a public company to a private company with, I assume more leverage under a private equity firm, and now looking forward to becoming a public company once again, with likely less leverage and more cash.

Galen Smith: So, what I remember about at the time was it was a lot of work, as you can imagine, just going through a take private situation, but I think what was most interesting is their thesis was right, you mentioned knowing the business, you know, pretty in-depth, Outerwall. And I think what was challenged was the market struggled about how to think about a kiosk conglomerate company. How do I value that? And it had these different businesses inside there, Redbox, Coinstar the coin counting kiosk and ecoATM, which recycles phones and gives instant cash. So, it all these different types of kiosk companies included in one. And, we were also using a lot of the cash that was being generated to either do shareholder returns or to invest in new kiosk concepts. And I think the thesis that Apollo had was it wasn't being valued appropriately, particularly Redbox. What we want to do is take it private. And then the first thing we did when we went private was, we broke up the companies. And the thesis was let each company focus on the growth opportunities ahead. And for Redbox that meant really investing in two core areas. The first was marketing, we knew we had these really valuable relationships with consumers, but we didn't have all the tools yet to be able to market to them well. So, we rebuilt our website, we rebuild our mobile app. We built out a loyalty program. When we went private in 2016, we had about 5 million people in our loyalty program. Today that's 39 million people. And it's a way for us to incent consumers, to not only rent more movies at the kiosk, if that's their thing, but as we expand our digital services, to be able to try new digital services, get points for renting digitally, and then use those points to consume even more content.

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So, it became this great way for us to engage with consumers. So, we were really able to lean in on the markets. I mean, just to give you an idea of scope and size, through our kiosk network alone, we have 400 million weekly retail impressions. People walking by our kiosk, and it serves as a great billboard. Again, not only to tell them about what the latest new movies are, but also to advertise our other services. And in fact, as part of our advertising business that we have in our digital side, we're adding 4,000 screens on top of kiosks this year to be able to advertise the newest things that are in the kiosk, but also do CPG advertising on top. So, there's kind of consistent expansion. Now, Apollo is a value investor.

Julian Klymochko: Right.

Galen Smith: Right, and so, as we think about the digital transformation and the opportunity ahead, it was important for us to think about doing this through, securing growth capital and the de-SPAC process. And combining with Seaport became a really great avenue for us to be able to go about doing that.

Michael Kesslering: And so, when you're talking about the 400 million impressions that you have, can you talk a little bit about the demographics of your customer base?

Galen Smith: Yes, so we skew a little more female than male. We have more married families than not. We skew with 54% of consumers having kids in the household under 18. I mean, one of the things that's really important is that from an average income perspective, we have about $65,000 in average income. And if you think about most SVOD Services or OTT streaming services today, they're going to have a higher average income. Our consumer is this really differentiated value conscious consumer. And so, because of that, we think we've got a really unique way to serve the market. The other thing is 70% of our customers report themselves as late adopters of technology. So even though there's been all this proliferation of services and this growth in digital, a lot of these customers haven't made that full switch to digital.

And so that's part of the opportunity that we have is to be able to convert these very different looking consumers and bring them to the digital side. One thing I'd also note in terms of demographics that I think is really important is that 68% of our customers are between the age of 18 and 44. And I think that surprised a lot of people and it surprised a lot of people because you think, again, this younger generation, all they're doing is streaming.

Julian Klymochko: Right.

Galen Smith: But the reality is Redbox provides this access point because it's all about value to consumers that wouldn't otherwise transact. For you, you may get somewhere into your career where you're really able to afford paying $5.99 for a rental for one night, but that's not always the case, right? You don't always have that disposable income, and so Redbox create this great value to consumers. So, we've been really successful in that demographic.

Julian Klymochko: Jay, I want to involve you in the conversation as well. I noticed that you've been in the investment business for more than three decades. Can you talk about your focus area in terms of your investing and the investment style that you tend to utilize?

Jay Burnham: Yeah, definitely. Thanks, Julian. At Seaport we are value investors and I've been a value investor since about 1990. My focus has primarily been on the restructuring space and using various forms of restructurings to create the opportunity to invest in securities and companies at a really attractive valuation. There's sometimes dislocation, sometimes just lack of natural investors in the space. And we often find really great unique opportunities in this space.

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Julian Klymochko: And so, with respect to the founding and ultimate success of Seaport Global Acquisition, the SPAC that you are behind, what was the strategy behind that? And what did you find appealing with respect to Redbox such that you wanted to strike a definitive agreement and make it your merger partner?

Jay Burnham: Our strategy was to sort of take advantage and utilize our experience investing in these types of transitional businesses and to find a business that had either gone through or was going through some type of transition and use our expertise in helping to bring that company public. We were looking for a company that had gone through some type of transition or transformational circumstance and that could benefit from a springing capital situation and utilize that going forward. We were not looking for any specific industry, more looking for the circumstance of the business going through some type of a transition.

Julian Klymochko: So, for discussing this transformation, there's basically two big reorganizations happening, or two big transformations. Number one is going public once again. And then the second one is the company's digital transformation, but I did want to get into the weeds a bit on the recently announced merger. We have Redbox going public through SPAC Seaport Global, the deal values the business at nearly $700 million in enterprise value. One that I found notable, and it is well reflected in the investor presentation when looking at the valuation and Jay, you mentioned that you're a value investor and Galen, you indicated that Apollo, the previous owner, also a value investor. You look at some of the multiples on this deal, 3.6 times 2022 adjusted EBITDA, 31% estimated free cashflow yield based on next year's numbers. Are you really trying to attract that value set in terms of shareholder base?

Jay Burnham: Exactly, it was very important for us to price a transaction that would be really attractive to our shareholder base and potential future shareholders. We find the biggest opportunities in attractively valued businesses. And so, everyone participated in the transaction. The team at Seaport, the team at Redbox and the Apollo team understand that value proposition. And you know, our goal is to create a company post transaction, post going public that people find very attractive from a value perspective. Feel very comfortable owning and buying, but then also has the growth platform of the digital transformation on top of it.

Julian Klymochko: Right, and Galen one piece of feedback or pushback that we've heard from investors is related to the decline in the use of DVDs. Everyone knows that, or everyone at least thinks that streaming is the future, but a big part of the Redbox story is this digital transformation. Could you discuss the future growth opportunities and what the Redbox of today is looking to transition to over the next 5 to 10 years?

Galen Smith: I think it will be important to start with understanding that DVD business today really quickly. In 2023, IBISWorld expects the us DVD rental or physical rental business to be $1.1 billion, right? So, it's still a really big marketplace. And so, it is something that may decline over time, but it's something that is going to be very, very robust for a long time. And again, part of it's this, that access point, but nevertheless, as you noted, we found an opportunity for us to think about providing more value to our customers by providing them more and more choice. And we started in 2017 at the end of the year with launching our first component, which is our digital transactional video on demand. So, for $3.99 to $5.99, they were able to rent the latest new releases for a little bit cheaper. They could rent those catalog movies.

And one of the things that we wanted to find out is when you have this price point that's two dollars or less at the kiosk and now, you're asking a consumer to pay a lot more digitally. Do we have permission to do that? And we saw over time that's grown. So, we have over 3 million customers that have rented from us digitally, so that's grown nicely. And obviously there's been some tailwinds over the last year, as everyone had to stay at home for some portion or piece of that. So, we've seen this growth, obviously as I talked about our consumer base, they're a very value-oriented consumer, these 40 million consumers strong. They want either a great deal, 71% say they want a great deal, or they want free content. As you can imagine, when we survey customers, the thing they want most is free.

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And so, we launched in early 2020 a free live TV service, where it's essentially a number of linear channels that are available for someone just to tune in and watch. So, you just turn it on, go to the channel you want to see, and there's that. And it's monetized by ads placed throughout the shows. Then at the end of 2020, we gave consumers the ability to be able to watch ad supported content on demand. On the free live TV side, we have over a hundred channels today. On the ad supported on demand side, we've grown that to 2000 assets and our goal is to get to 10,000 assets in the near term. So, we want to continue to build out that business as we go forward, because we think particularly for our customer base, which we don't think they're using other services other than the services that are out there today, we think we have an opportunity to provide this choice for them.

And then one of the really exciting pieces and part of the capital that comes from this merger goes to the build-out for us of a subscription video on demand channels platform. So, as I mentioned before, we don't want to compete with very deep-pocketed Netflix and Hulu's and Apple’s of the world, they're already way ahead of us in that. But we think because of the uniqueness of our consumer base, we can help those consumers make that transition. And as you know, in this space, valuations for all these digital streaming companies are based on the number of subscribers and that comes from signing up new people and reducing churn. And we think that we can do both that. And part of it is this unique value prop that we can give them in terms of, you know, we did test last summer with Showtime. In a number of weeks, we signed up 62,000 subscribers by offering them nights at the kiosk plus a month of Showtime.

And so being able to do those different types of partnerships, we're driving these new customers to these services and helping them discover it. And the beauty of the interface that we're building is, you know, one of my big frustrations, and I don't know about you guys, I hate having to go into an app and see if there's something that I want to watch. And then I scroll for 30 minutes and I find there's nothing that I want to watch. And then I go onto the next app and I have to do that.

Julian Klymochko: Right.

Galen Smith: What we want to build is this platform where you've got transactional video on demand. So, I just want to watch this movie, I'm going to pay $5 and I'll watch it now, or I can tune into a free live TV channel, or here's a movie that I can watch on demand for free with ads or here's all the content available. If I'm not a subscriber, I can subscribe now and watch this right now. Or if I am a subscriber, I see it merchandise based on all the history of all the data that we have across everything that you've done with Redbox. These are things that you're going to enjoy watching. So, it's building on the algorithm that we have already to be able to offer that better experience to the consumer. And so, by combining this altogether, this one-stop shop for entertainment, we think that we're a better mousetrap, particularly for our consumer, because I mentioned from the get-go, providing value, simplicity and convenience is really, really key, and our app will do that.

Michael Kesslering: So, when we're looking at different angles of the some of the shift to streaming and more that digital transformation, in the cable industry, how is cord cutting affecting your free live TV and your ad supported options?

Galen Smith: So, one of the things that was a little surprising to us was that despite a very value conscious consumer base, our consumers over index for continuing to be cable subscribers today, relative to the U.S. general population, obviously we all know it's incredibly expensive to subscribe to cable, and we've seen over 7 million cancellations in the last year. So, we know that trend is going to continue. Someone needs to be there to help take those consumers in and give them an option. And I think exactly our vision and mission that we have around our free live TV service is to be able to provide that to them. So, you can go on and watch news or sports or comedy, or have music channels. We obviously have a lot of movie channels as well. The other thing is, you know, I think we have this really iconic brand in Redbox and the ability for us to be able to take this and go other places with it becomes really important. So, for instance, you can watch the Redbox movie channel through Roku channel, or you can watch it on Vizio through their app as well. So, we want to provide this, you know, curated content that we're doing, we're programming these channels and syndicating to others because we've got this incredible brand. So, we think it's a huge opportunity as cord cutting or even cord shaving continues in the years to come. For us to take in that value conscious consumer and serve them through our free live TV service.

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Julian Klymochko: So, from a high level, two things really stick out to me and other investors on this Redbox, Seaport merger, number one is evaluation. I mean, 3.6 times, 22 adjusted EBITDA, 31%, free cash flow yield based on those forecasts’ numbers. And the second factor is the forecast 27% revenue compound annual growth rate. Can you discuss some of the key drivers behind that forecast revenue CAGR, and what's going to drive growth of the business?

Galen Smith: Yes, so obviously we provided some consolidated revenue buckets in our presentation that everyone can see. And I do think it's helpful breaking down what's in those components to best understand it.

Julian Klymochko: Right.

Galen Smith: So, our legacy business has three components. The first is kind of what you know Redbox for, which is that rental and previously viewed movies sell through that we do at the kiosk. And one of the things that's going to change, because obviously this is a CAGR off of 2020, is that we're going to get back or expect to get back to the normal number of theatrical releases in 2022. So, for both 2020 and 2021, we've had less than 70 new theatrical releases. In 2019, that was 140. In 2018 it was 160. So, we expect to get back to that range of 140 to 150. And so just growing that number provides a lot of revenue lift as you look at that legacy business, but there's also two other components in there.

One, as I mentioned is a Redbox entertainment business. That's where we're recognizing revenue for the exploitation of IP that we produce or license across multiple platforms, whether it be digital transactional, or pay TV or free TV down the road. We have these movies for the next 20 to 25 years that we're licensing. So that revenue is recognized in that book. The third component of that is what we call a Redbox service business, and that's where we service the kiosks of others. So, we started doing this in 2016, 2017. Our first customer, as you might imagine, was a former sister company in Outerwall where we service their kiosks, break/fix, merchandise. But then also in June of last year, we picked up across the U.S. every Amazon locker location. So, if there's an issue with one of the Amazon lockers, it's our team that goes out and fixes it.

So that's been great. And we continue to see both growth as those companies both grow themselves, but also for us to add new partners to that service business. And I think what's important for investors to understand is that piece has nothing to do with movie theatrical releases. So as those go up and down in a particular year, it doesn't matter. Our service business continues on, it's going to continue to grow. Then obviously the biggest component of what's driving that 27% CAGR and revenue growth is what's happening on the digital side. The first is obviously a digital transactional video on demand business that is going to see a bit slower growth, right? That's a more mature part of the business overall from an industry perspective, but as late adopters of technology move, we think there's an opportunity for us to continue to convert our customers.

The second piece is one of the most exciting, it's about an $18 billion ad supported business today growing to $22 billion in a couple of years. And we're going to continue to draft off that as we continue to build out our free live TV and our ad supported on demand service. So, we expect explosive growth, you know, obviously others in the space are doing a billion dollars in revenue alone next year. We think it's going to take time for us to continue to build that up. As we add more channels, we add more customers. We do marketing partnership deals, and part of the other exciting piece of this transaction is again, raising additional capital to lean into licensing more content. Doing more marketing partnerships with OEMs. And so, we're really going to lean in and grow that space. The third component is what we just talked about.

This subscription video on demand service. So, our ability to be able to generate revenue through this service and provide that. So, we become the merchant of record. We're providing all the billing and all the services, and so we do that. And again, we're augmenting that with additional value, which we think will benefit those streaming services. And since they don't really have access to this today, you know, it's really neat. Thing about the opportunity of having 40,000 points of presence to offer free trials for a subscription service at retail. So, you're already picking out the movie you want to watch at retail, and offer pops up and says, subscribe today to Showtime or Starz for free. And then you just click that button and you're on your way. And now you have your subscription trial to start. That's a really powerful tool that no one else is doing at retail today. The last piece is our Redbox media network. This is where we sell or monetize digital ads across all our different platforms, whether it be web or mobile or on our kiosk. And as I mentioned before, part of that growth is coming from these 4,000 digital screens we're putting on top of our kiosk at retail that will drive even incremental revenue. So, it's really those different components that lead up to this 27% expected CAGR.

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Julian Klymochko: All right, well, thank you for summarizing the forecast growth projections and how the company's going to attain those now, before letting you guys go, I've got a fun question for you. So, Galen and Jay say, our listeners are looking to go and visit their local Redbox this weekend. And there's so much to choose from. We want your favorite movie pick that our listeners can go check out. So, Galen, what's your movie pick for us?

Galen Smith: So, this may be a little bit of a recency effect. I'll admit that, but I loved watching Wrath of Man this week. So, Wrath of Man starring Jason Statham, I've needed a good action movie, and I love this movie. I could not stop watching it, and I cannot wait for that next action Jason Statham movie, so it's fantastic. I highly recommend.

Julian Klymochko: Yeah, those are always great. I haven't seen that one, but I'll definitely take you up on your pick there, Jay how about you?

Jay Burnham: Well, that was mine. I am a huge Jason Statham fan and I can't wait to watch that. The other one, which is not available yet is A Quiet Place II, and I'm really excited to see that movie.

Julian Klymochko: All right, great. Well, hopefully that will be in the kiosks in a few months here, but Galen and Jay I want to thank you for coming on to the podcast today. Really talking about the Redbox story and for investors who want to follow it in the market, the current ticker symbol, SGAM once the deal closes, we'll trade under the symbol RDBX. So, we wish you guys all the best of luck and we'll be following it closely.

Galen Smith: Thanks so much for having us.

Julian Klymochko: All right.

Jay Burnham: Appreciate it.

Julian Klymochko: Cheers. Bye everybody.

Thanks for tuning in to the Absolute Return Podcast. This episode was brought to you by Accelerate Financial Technologies. Accelerate, because performance matters. Find out more at www.AccelerateShares.com. The views expressed in this podcast to the personal views of the participants and do not reflect the views of Accelerate. No aspect of this podcast constitutes investment legal or tax advice. Opinions expressed in this podcast should not be viewed as a recommendation or solicitation of an offer to buy or sell any securities or investment strategies. The information and opinions in this podcast are based on current market conditions and may fluctuate and change in the future. No representation or warranty expressed or implied is made on behalf of Accelerate as to the accuracy or completeness of the information contained in this podcast. Accelerate does not accept any liability for any direct indirect or consequential loss or damage suffered by any person as a result relying on all or any part of this podcast and any liability is expressly disclaimed.

Important Information About the Business Combination and Where to Find It

In connection with the proposed business combination, SGAC has filed a preliminary proxy statement and intends to file a definitive proxy statement with the Securities and Exchange Commission (“SEC”). The preliminary and definitive proxy statements and other relevant documents will be sent or given to the stockholders of SGAC as of the record date established for voting on the proposed business combination and will contain important information about the proposed business combination and related matters. Stockholders of SGAC and other interested persons are advised to read, when available, the preliminary proxy statement and any amendments thereto and, once available, the definitive proxy statement, in connection with SGAC’s solicitation of proxies for the meeting of stockholders to be held to approve, among other things, the proposed business combination because the proxy statement will contain important information about SGAC, Redbox and the proposed business combination. When available, the definitive proxy statement will be mailed to SGAC’s stockholders as of a record date to be established for voting on the proposed business combination. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov/ or by directing a request to: SGAC Corp., 360 Madison Avenue, 20th Floor, New York, NY 10017, Attention: Secretary, telephone: (212) 616-7700. The information contained on, or that may be accessed through, the websites referenced in this communication is not incorporated by reference into, and is not a part of, this communication.

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Participants in the Solicitation

SGAC, Redbox and their respective directors and executive officers may be deemed participants in the solicitation of proxies from SGAC’s stockholders in connection with the business combination. SGAC’s stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of SGAC in SGAC’s final prospectus filed with the SEC on December 1, 2020 in connection with SGAC’s initial public offering. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to SGAC’s stockholders in connection with the proposed business combination will be set forth in the proxy statement for the proposed business combination when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed business combination will be included in the proxy statement that SGAC intends to file with the SEC.

No Offer or Solicitation

This communication shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This communication includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this communication, regarding SGAC’s proposed business combination with Redbox, SGAC’s ability to consummate the transaction, the benefits of the transaction and the combined company’s future financial performance, as well as the combined company’s strategy, future operations, estimated financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of the respective management of SGAC and Redbox and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of SGAC or Redbox. Potential risks and uncertainties that could cause the actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, changes in domestic and foreign business, market, financial, political and legal conditions; the inability of the parties to successfully or timely consummate the business combination, including the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the business combination or that the approval of the stockholders of SGAC or Redbox is not obtained; failure to realize the anticipated benefits of business combination; risk relating to the uncertainty of the projected financial information with respect to Redbox; the amount of redemption requests made by SGAC’s stockholders; the overall level of consumer demand for Redbox’s products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the financial strength of Redbox’s customers; Redbox’s ability to implement its business and growth strategy; changes in governmental regulation, Redbox’s exposure to litigation claims and other loss contingencies; disruptions and other impacts to Redbox’s business, as a result of the COVID-19 pandemic and government actions and restrictive measures implemented in response, and as a result of the proposed transaction; Redbox’s ability to retain and expand customer relationships; competitive pressures from many sources, including those using other distribution channels, having more experience, larger or more appealing inventory, better financing, and better relationships with those in the physical and streaming movie and television industries; developments in the home video distribution market as newer technologies and distribution channels compete for market share, and Redbox experiences a secular decline in the physical rental market; the impact of decreased quantity and quality of movie content availability for physical and digital distribution due to changes in quantity of new releases by studios, movie content failing to appeal to consumers’ tastes, increased focus on digital sales and rentals, and other general industry-related factors; the termination, non-renewal or renegotiation on materially adverse terms of Redbox’s contracts or relationships with one or more of its significant retailers or studios; Redbox’s inability to obtain licenses to digital movie or television content for home entertainment viewing; Redbox’s reliance upon a number of partners to make its digital service available on their devices; unforeseen costs and potential liability in connection with content Redbox acquires, produces, licenses and/or distributes through its service; the impact of the COVID-19 pandemic on Redbox’s business, results of operations and financial condition, its suppliers and customers and on the global economy; the impact that global climate change trends may have on Redbox and its suppliers and customers; Redbox’s ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, SGAC’s information systems; fluctuations in the price, availability and quality of electricity and other raw materials and contracted products as well as foreign currency fluctuations; changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks.

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More information on potential factors that could affect SGAC’s or Redbox’s financial results is included from time to time in SGAC’s public reports filed with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K as well as the preliminary and the definitive proxy statements that SGAC intends to file with the SEC in connection with SGAC’s solicitation of proxies for the meeting of stockholders to be held to approve, among other things, the proposed business combination. If any of these risks materialize or SGAC’s or Redbox’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither SGAC nor Redbox presently know, or that SGAC and Redbox currently believe are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect SGAC’s and Redbox’s expectations, plans or forecasts of future events and views as of the date of this communication. SGAC and Redbox anticipate that subsequent events and developments will cause their assessments to change. However, while SGAC and Redbox may elect to update these forward-looking statements at some point in the future, SGAC and Redbox specifically disclaim any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing SGAC’s or Redbox’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

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